Execution

Exhibit 10.2

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

OPTIMIX MEDIA ASIA LIMITED

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into as of December 28, 2016, by and among the following parties:

A. Optimix Media Asia Limited, a company duly incorporated and existing under the Laws of the Cayman Islands (the “Company”),

B. the Person set forth on Schedule A (the “Series A Investor”),

C. the Person or Persons set forth on Schedule B (the “Series B Investors” and each, a “Series B Investor”),

D. the Person set forth on Schedule C (the “Series C Investor”),

E. the Person set forth on Schedule D (the “Series D Investor”),

F. the Person set forth on Schedule E (the “Series E Investor”)

G. the Person or Persons set forth on Schedule F (the “Founders” and each, a “Founder”),

H. the Person or Persons set forth on Schedule G (the “Shareholders” and each a “Shareholder”), and

I. TANG Jian, a natural person with PRC ID number 43292219760810035 and residential address at Room 1504, Building 2, Yard 106, East of North 4th Ring Road, Chaoyang District, Beijing 100029, PRC.

The Company, the Series A Investor, the Series B Investors, the Series C Investor, the Series D Investor, the Series E Investor, the Founders, the Shareholders and TANG Jian shall be referred to herein as the “Parties”, and each a “Party”. Capitalized terms used herein without definition shall have the meanings set forth in the Series E SPA (as defined below).

RECITALS

A.	The Company, the Series E Investor and the Founders have entered into a Subscription Agreement dated December 19, 2016 (the “Series E SPA”).

B.	It is a condition precedent under the Series E SPA that the Company and the parties hereto enter into this Agreement, which shall amend and restate that certain Third Amended and Restated Shareholders Agreement dated July 24, 2015 between the Company and certain parties thereto (the “Prior SHA”).

C.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

D.	The Company, OptAim Ltd. and its shareholders have entered into a Share Purchase Agreement dated July 10, 2015.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. .

“Agreement” has the meaning set forth in the preamble hereof.

“Ancillary Agreements” means, collectively, this Agreement, the Deeds of Guarantee, the Right of First Refusal and Co-Sale Agreement, Strategic Cooperation Agreement and the Indemnification Agreement, each as defined herein.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities Law of the United States, including the Exchange Act and the Securities Act, and any applicable securities Laws of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable securities Laws of that jurisdiction.

“Arbitration Notice” has the meaning set forth in Section 12.4(ii) hereof.

“Audit Committee” has the meaning set forth in Section 9.3 hereof.

“BAI” means BAI GmbH, a company duly incorporated and existing under the laws of Germany.

“Bertelsmann” means Bertelsmann Asia Investments AG, a company duly incorporated and existing under the Laws of Switzerland.

“Bertelsmann Ordinary Shares” means the Ordinary Shares acquired by Bertelsmann pursuant to the Series B SPA.

“BlueFocus” means BlueFocus International Limited, a limited corporation duly incorporated and existing under the Laws of Hong Kong.

“Board” or “Board of Directors” means the board of directors of the Company.

“CFC” means a “controlled foreign corporation” as defined in Section 957(a) of the Code.

“Circular 37” has the meaning set forth in Section 11.4(ii) hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Company” has the meaning set forth in the preamble hereof.

“Company Security Holder” has the meaning set forth in Section 11.4(ii) hereof.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Deeds of Guarantee” means the deeds of guarantee entered into by the Guarantors in favour of the Series C Investor, Series D Investor and Series E Investor, respectively.

“Dispute” has the meaning set forth in Section 12.4(i) hereof.

“Equity Securities” means any Ordinary Shares and/or Ordinary Share Equivalents of the Company.

“ESOP” has the meaning set forth in Section 11.1(i) hereof.

“Exercising Holder” has the meaning set forth in Section 7.3 hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“First Pre-emptive Rights” has the meaning set forth in Section 7.1 hereof.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Fourth Notice” has the meaning set forth in Section 7.5 hereof.

“Fourth Remaining Securities” has the meaning set forth in Section 7.5 hereof.

“Fifth Notice” has the meaning set forth in Section 7.6 hereof.

“Fifth Remaining Securities” has the meaning set forth in Section 7.6 hereof.

“Founder” or “Founders” has the meaning set forth in the preamble hereof.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” or “Group” means, collectively, the Company together with its Subsidiaries, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than fifty percent (50%) of the voting power.

“Guarantors” has the meaning ascribed thereto in the Series D SPA.

“HKIAC” has the meaning set forth in Section 12.4(iii) hereof.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong S.A.R.” means the Hong Kong Special Administrative Region.

“Igomax” means Igomax Inc., a limited corporation duly incorporated and existing under the Laws of the British Virgin Islands.

“Igomax QIPO” means the first firm commitment underwritten registered public offering by the Company of its Ordinary Shares with an offering price (net of underwriting commissions and expenses) that implies a market capitalization of the Company immediately prior to such offering of not less than US$500,000,000.

“Igomax Shares” means the Ordinary Shares held by Igomax as of July 24, 2015.

“Indemnification Agreement” has the meaning ascribed thereto in the Series B SPA, the Series C SPA and the Series D SPA, as the case may be.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Issuance Notice” has the meaning set forth in Section 7.1 hereof.

“Key Employees” has the meaning set forth in the Series E SPA.

“Law” or “Laws” means any constitutional provision, statute, ordinance or other law, rule, regulation, official policy or interpretation of applicable Governmental Authority and any Governmental Order in the jurisdiction of incorporation of each Group Company and where they ordinarily conduct their business, including without limitation, the British Virgin Islands, Cayman Islands, the Hong Kong S.A.R. and the PRC.

“Liquidating Transaction” has the meaning set forth in the Memorandum and Articles.

“Majority-in-Interest” means an interest in the voting securities of a Person that exceeds 50% of such voting securities of such Person.

“Management Report” has the meaning set forth in Section 8.1(i) hereof.

“Memorandum and Articles” means the seventh amended and restated Memorandum and Articles of Association of the Company, as such may be amended and/or restated from time to time.

“New Securities” means, subject to the terms of Section 7 hereof, any newly issued Equity Securities of the Company, except for (i) any Ordinary Shares, or any option or warrant to acquire any Ordinary Shares, issued to employees, officers, consultants or directors of the Company pursuant to a stock option plan, stock purchase plan, or other equity incentive plan, in any case that is approved by at least 2/3 of the members of the Board (which majority must include the Series D Director, the Series B Director and the Series A Director); (ii) Equity Securities issued upon conversion of the Preference Shares; (iii) Equity Securities issued in connection with any share split, share dividend, combination, or similar transaction of the Company; (iv) Equity Securities issued in a Qualified IPO; (v) Equity Securities issued upon the conversion of any debenture, warrant, option, or other convertible securities outstanding prior to the issuance of the Series B Preference Shares; or (vi) any Equity Securities issued or allotted pursuant to Section 10.5.

“Non-Exercising Holder” has the meaning set forth in Section 7.3 hereof.

“Non-Liquidation M&A” means either (A) a merger or acquisition of the Company or any of its Subsidiaries in which the shareholders of the Company do not directly or indirectly own a majority of the outstanding shares of the surviving corporation or (B) a sale of all or substantially all of the assets of the Company or the assets of its Subsidiaries, in each case that implies a valuation on a fully-diluted basis of the Company of US$550,000,000 or higher.

“OptAim Director” has the meaning set forth in Section 9.1(i) hereof.

“OptAim Subsidiaries” means OptAim (HK) Limited, OptAim (Beijing) Information Technology Co., Ltd. , Beijing OptAim Network Technology Co., Ltd. , Zhiyunzhong (Shanghai) Technology Co., Ltd. and their successor(s).

“Ordinary Directors” has the meaning set forth in Section 9.1(i) hereof.

“Ordinary Investor Ordinary Shares” means the Bertelsmann Ordinary Shares and the SSG I Ordinary Shares.

“Ordinary Investors” means SSG I, Bertelsmann and BlueFocus, in their capacities as holders of Ordinary Shares.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares and instruments convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preference Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.001 per share.

“Overallotment Notice” has the meaning set forth in Section 7.3 hereof.

“Parties” has the meaning set forth in the preamble hereof.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong S.A.R., the Macau Special Administrative Region and the islands of Taiwan.

“Preference Shares” means, collectively, the Series E Preference Shares, the Series D Preference Shares, the Series C Preference Shares, the Series B Preference Shares and the Series A Preference Shares.

“Principal Tribunal” has the meaning set forth in Section 12.4(viii)(a) hereof.

“Purchased Shares” has the meaning set forth in the Series E SPA.

“Qualified IPO” means the first firm commitment underwritten registered public offering by the Company of its Ordinary Shares for its own account that results in such securities being listed or registered on NASDAQ Stock Exchange, New York Stock Exchange, Hong Kong Stock Exchange, Shenzhen Stock Exchange, Shanghai Stock Exchange or such other internationally recognized stock exchange approved in writing by SWHY, BlueFocus, Bertelsmann and the Holders of the majority outstanding Series A Preference Shares (i) with an offering price (net of underwriting commissions and expenses) that implies a market capitalization of the Company immediately prior to such offering of not less than US$600,000,000 (if on or prior to December 31, 2017) or US$650,000,000 (if on or after January 1, 2018); and (ii) which results in aggregate cash proceeds to the Company of not less than US$150,000,000 (or an equivalent amount thereof in another currency) prior to deduction of underwriting discounts, commissions and expenses, except that if such first firm commitment underwritten registered public offering by the Company is on NASDAQ or NYSE, then the aggregate cash proceeds to the Company resulting from such could be less than US$150,000,000 (or an equivalent amount thereof in another currency) prior to deduction of underwriting discounts, commissions and expenses. For the avoidance of doubt, the total amount of deduction in item (ii) shall not exceed US$30,000,000 unless otherwise approved by the Board of Directors including the affirmative consent of the Series D Director, the Series A Director and Series B Director.

“Qualifying Ordinary Investor” has the meaning set forth in Section 7.5 hereof.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable to the Shareholders (ii) Ordinary Shares issued or issuable upon conversion of the Preference Shares, (iii) any Ordinary Shares owned or hereafter acquired by the Series A Investor, Series B Investors, Series C Investor, Series D Investor, Series E Investor or the Ordinary Investors, and (iv) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) herein, excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 12.2. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared or ordered effective under the Securities Act by the Commission whether or not such Registrable Securities have been disposed of pursuant to such effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-2, F-3, S-1, S-2 or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Remaining Securities” has the meaning set forth in Section 7.2 hereof.

“Residual Amount” has the meaning ascribed thereto in the Series D SPA.

“Right of First Refusal & Co-Sale Agreement” means the third amended and restated right of first refusal & co-sale agreement between the Company, the Series A Investor, the Series B Investors, the Series C Investor, the Series D Investor, the Series E Investor, the Founders, the Shareholders and the Principals, all as defined therein, to be entered into on or about the date hereof, as such may be amended and/or restated from time to time.

“SAFE” has the meaning set forth in Section 11.4(i) hereof.

“Second Notice” has the meaning set forth in Section 7.2 hereof.

“Second Remaining Securities” has the meaning set forth in Section 7.3 hereof.

“Second Pre-emptive Rights” has the meaning set forth in Section 7.2 hereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Director” has the meaning set forth in Section 9.1(i) hereof.

“Series A Investor” has the meaning set forth in the preamble hereof.

“Series A Preference Shares” means the Series A redeemable convertible preferred shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Director” has the meaning set forth in Section 9.1(i) hereof.

“Series B Investor” has the meaning set forth in the preamble hereof.

“Series B Preference Shares” means the Series B redeemable convertible preferred shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B SPA” means the Series B Preference Shares and Warrant Purchase Agreement dated February 21, 2011 between the Company, certain of the Founders, the Series A Investor and certain Series B Investors.

“Series C Investor” has the meaning set forth in the preamble hereof.

“Series C Preference Shares” means the Series C redeemable convertible preferred shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C SPA” means the Series C Preference Shares Subscription Agreement dated December 16, 2013 between the Company, certain of the Founders, the Series A Investor, Series B Investors and Series C Investor.

“Series D Director” has the meaning set forth in Section 9.1(i) hereof.

“Series D Investor” has the meaning set forth in the preamble hereof.

“Series D Preference Shares” means the Series D redeemable convertible preferred shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D SPA” means the Share Subscription Agreement dated December 16, 2014 between the Company, certain of the Founders, the Series D Investor and certain other parties thereto.

“Series E Investor” has the meaning set forth in the preamble hereof.

“Series E Preference Shares” means the Series E redeemable convertible preferred shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E SPA” has the meaning set forth in Recital A.

“Shareholders” has the meaning set forth in the preamble hereof.

“Shares” means the Ordinary Shares and the Preference Shares.

“SSG Director” has the meaning set forth in Section 9.1(i) hereof.

“SSG I” means SSG Capital Partners I, LP, a limited partnership registered in the Cayman Islands and its correspondence address in Hong Kong being c/o SSG Capital Management (HK) Limited, Suite 4203, 42/F, Gloucester Tower, 15 Queen’s Road Central, Hong Kong.

“SSG II” means SSG Capital Partners II, LP, a limited partnership registered in the Cayman Islands and its correspondence address in Hong Kong being c/o SSG Capital Management (HK) Limited, Suite 6303, 63rd Floor, The Center, 99 Queen’s Road Central, Hong Kong.

“SSG I Ordinary Shares” means the Ordinary Shares acquired by SSG pursuant to the Ordinary Shares Purchase Agreement dated January 26, 2011 (the “OSPA”) entered into by and among the Company, SSG I, and certain of the Founders, as amended or restated from time to time.

“Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns or Controls more than fifty percent (50%) of the issued share capital, voting interests or registered capital.

“Sumitomo” means Sumitomo Corporation Equity Asia Limited, a limited liability company, incorporated in the Hong Kong S.A.R.

“SWHY” means Shenwan Hongyuan Goldspring Fund I, a limited liability company incorporated in the Cayman Islands.

“Third Notice” has the meaning set forth in Section 7.3 hereof.

“Third Pre-Emptive Holders” has the meanings set forth in Section 7.3 hereof.

“Third Remaining Securities” has the meaning set forth in Section 7.4 hereof.

“Transaction Documents” means the Series B SPA, the Series C SPA, the Series D SPA, the Series E SPA, the Ancillary Agreements, the Memorandum and Articles and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S.” means the United States of America.

“U.S. GAAP” has the meaning set forth in Section 8.1(i) hereof.

“U.S. Person” means any person described in Section 7701(a)(30) of the Code.

“Violation” has the meaning set forth in Section 5.1(i) hereof.

“Zaffre” means Zaffre Investments, Inc., a company duly incorporated and existing under the laws of British Virgin Islands.

2.	Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the first (1st) year anniversary of the closing of the Series D SPA, any Holder(s) that individually or jointly hold at least twenty-five percent (25%) of the then outstanding Registrable Securities of the Company may request in writing that the Company effect a Registration on NASDAQ Stock Exchange, New York Stock Exchange, Hong Kong Stock Exchange, Shenzhen Stock Exchange, Shanghai Stock Exchange or such other internationally recognized stock exchange that is reasonably acceptable to such requesting Holder. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holder may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2 Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3	Right of Deferral.

(i) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(a) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement pertaining to Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

(b) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of, any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join the Registration effected pursuant to such Registration Statement subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(c) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for the period during which such filing would be materially detrimental, provided, that the Company may not utilize this right and/or the deferral right contained in this clause (ii) for more than forty-five (45) days on any one occasion or for more than a total of ninety (90) days during any twelve (12) month period; provided, further, that the Company may not Register any other of its Securities during such period (except for Registrations contemplated by Section 3.4).

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a Majority-in-Interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may (i) if the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to twenty-five percent (25%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except as set forth in Section 3.4), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and subject to the conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) if the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude up to twenty-five percent (25%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii) If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

3.4 Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan; (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable); (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) relating to a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

4.	Registration Procedures.

4.1 Registration Procedures and Obligations. If as a result of any action, proposed action or request by a Holder, the Company is required to Register any Registrable Securities held by the Holders under the Securities Act with the Commission, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and eighty (180) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred and eighty (180) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Commission, such one hundred and eighty (180) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(ii) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdiction;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix) Not, without the prior consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. Save as provided in Section 3.3(ii) hereof, all expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, professional fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company.

5.	Registration-Related Indemnification.

5.1 Company Indemnity.

(i) To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, underwriter or controlling person. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

5.2 Holder Indemnity.

(i) To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.	Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. Where necessary and with a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each holder of Shares agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to this Section 6.3, (y) this Section 6.3 shall not apply to the extent that any other members of the Company subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferee enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4 Termination of Registration Rights. This section shall only have application if the Company’s Shares are listed on a U.S. stock exchange. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the later of (i) the date that is five (5) years from the date of closing of a Qualified IPO and (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5 Exercise of Preference Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

7.	Preemptive Right.

7.1 Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give Series E Investor a written notice (an “Issuance Notice”) of such intention, describing (i) the type of New Securities, (ii) the identity of the prospective transferee, and (iii) the price and the general terms upon which the Company proposes to issue the same. Series E Investor shall have thirty (30) days after the receipt of the Issuance Notice to agree to purchase all or a portion of such New Securities for the price and upon the terms specified in the Issuance Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (“First Pre-emptive Rights”).

7.2 Second Notice. If Series E Investor fails to exercise its First Pre-emptive Rights to purchase all of the New Securities specified in the Issuance Notice, the Company shall, within five (5) days after the expiration of the thirty (30) day period described in the Issuance Notice, deliver a written notice (“Second Notice”) specifying the aggregate number of New Securities that remain unpurchased by Series E Investor following the procedures set out in Section 7.1 (the “Remaining Securities”) to Series D Investor who shall have a right to purchase all or a portion of the Remaining Securities by notifying the Company in writing within thirty (30) days after receipt of the Second Notice from the Company (“Second Pre-emptive Rights”).

7.3 If Series D Investor fails to exercise its Second Pre-emptive Rights to purchase all Remaining Securities, the Company shall, within five (5) days after the expiration of the thirty (30) day period described in the Second Notice, deliver a written notice (“Third Notice”) specifying the number of Remaining Securities that remain unpurchased by Series D Investor following the procedures set out in Section 7.2 (the “Second Remaining Securities”) to each holder of Series A Preference Shares and Series B Preference Shares (“Third Pre-emptive Holders”) who shall have a right to purchase up to such Third Pre-emptive Holder’s Pro-Rata Share (and any overallotment, as provided below in Section 7.4) of any Second Remaining Securities by giving written notice to the Company within ten (10) days after the receipt of the Third Notice. Each Third Pre-emptive Holder’s “Pro-Rata Share” for purposes of this Sections 7.3 and 7.4 shall be equal to the Second Remaining Securities multiplied by a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Third Pre-emptive Holder (on a fully diluted and as converted basis) and the denominator of which shall be the total number of Ordinary Shares held by all of the Third Pre-emptive Holders (on a fully diluted and as converted basis), on the date of the Third Notice.

7.4 Overallotment. If any Third Pre-emptive Holder fails to exercise its right to purchase its full Pro Rata Share of any Second Remaining Securities (each, a “Non-Exercising Holder”), the Company shall, within five (5) days after the expiration of the ten (10) day period described in the Third Notice, deliver a written notice (“Overallotment Notice”) specifying the aggregate number of unpurchased Second Remaining Securities that were eligible for purchase by all Non-Exercising Holders (the “Third Remaining Securities”) to each Third Pre-emptive Holder that exercised its right to purchase its full Pro Rata Share of the Second Remaining Securities (each, an “Exercising Holder”). Each Exercising Holder shall have a right of overallotment, and may exercise an additional right to purchase the Third Remaining Securities by notifying the Company in writing within ten (10) days after receipt of the Overallotment Notice; provided, however, that if the Exercising Holders desire to purchase in aggregate more than the total number of Third Remaining Securities, then the Third Remaining Securities will be allocated to the extent necessary among such Exercising Holders in accordance with their relative Pro Rata Shares.

7.5 Fourth Notice. Within five (5) days after the expiration of the ten (10) day period described in the Third Notice or the Overallotment Notice, as applicable, the Company shall deliver a written notice (“Fourth Notice”) specifying the aggregate number of Third Remaining Securities that remain unpurchased by the Third Pre-emptive Holders following the procedures set out in Section 7.3 and Section 7.4 (the “Fourth Remaining Securities”) to Series C Investor who shall have a right to purchase all or a portion of the Fourth Remaining Securities by notifying the Company in writing within ten (10) days after receipt of the Fourth Notice from the Company.

7.6 Fifth Notice. Within five (5) days after the expiration of the ten (10) day period described in the Fourth Notice, the Company shall deliver a written notice (“Fifth Notice”) specifying the aggregate number of Fourth Remaining Securities that remain unpurchased by Series C Investor following the procedures set out in Section 7.5 (the “Fifth Remaining Securities”) to the Ordinary Investors (other than any Ordinary Investor who is also the Series D Investor or a Third Pre-emptive Holder) who shall have a right to purchase the Fifth Remaining Securities (“Qualifying Ordinary Investor”), and each Qualifying Ordinary Investor may exercise its right to purchase the Fifth Remaining Securities on a pro-rata basis (based on the aggregate number of Ordinary Shares held by such Qualifying Ordinary Investor (on a fully diluted and as converted basis) in relation to the total number of Ordinary Shares held by all Qualifying Ordinary Investors (on a fully diluted and as converted basis) on the date of the Fifth Notice by notifying the Company in writing within ten (10) days after receipt of the Fifth Notice from the Company.

7.7 Sales by the Company. Within a period of ninety (90) days following the expiration of the last of ten (10) day period as described in the Fifth Notice, the Company may sell any New Securities with respect to which the Series E Investor’s, the Series D Investor’s, the Third Pre-emptive Holders’, the Series C Investor’s and the Ordinary Investors’ rights under this Section 7 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Series E Investor, the Series D Investor, the Third Pre-emptive Holders, the Series C Investor and the Ordinary Investors in the manner provided in this Section 7.

7.8 Termination of Preemptive Rights. The preemptive rights in this Section 7 shall terminate on the earlier of (i) the closing of the Qualified IPO, (ii) the consummation of a Liquidating Transaction and (iii) the consummation of a Non-Liquidation M&A.

7.9 Nothing in this Section 7 shall give any holder of Ordinary Share that is not an Ordinary Investor any preemptive rights over the New Securities.

8.	Information and Inspection Rights.

8.1 Delivery of Financial Statements. For so long as SWHY, BlueFocus, Bertelsmann, Sumitomo, SSG I, SSG II and Igomax hold Shares in the issued capital of the Company they shall be entitled to the following documents or reports:

(i) within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by an accredited accounting firm approved by the Board, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget (a “Management Report”), all prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), consistently applied throughout the period (except for year-end adjustments and except for the absence of notes);

(ii) within thirty (30) days after the end of each quarter, the unaudited consolidated income statement and statement of cash flows for the Company for such quarter and a consolidated balance sheet for the Company as of the end of the quarter, and a Management Report (based on the corresponding quarterly budget), all prepared in accordance with U.S. GAAP;

(iii) within thirty (30) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Company as of the end of such month, and a Management Report (based on the corresponding monthly budget), all prepared in accordance with U.S. GAAP;

(iv) copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Company;

(v) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, an annual budget and business plan for the succeeding fiscal year for the Group Companies, setting forth for each month during such succeeding fiscal year projected revenues, profits, operating expenses and cash position, and certified by the chief financial officer of the Company;

(vi) as soon as practicable, but in any event within fifteen (15) days after the end of each quarter, updated and detailed capitalization tables of each Group Company as of the end of such quarter, certified by the chief financial officer or financial controller of the Company; and

(vii) as soon as practicable, any other information reasonably requested by any such holder.

8.2 Inspection. The Company shall permit SWHY, BlueFocus, Bertelsmann, Sumitomo, SSG I , SSG II and Igomax, at their own expense, during normal business hours following not less than seven (7) business days prior written notice, to visit and inspect the Company, its Subsidiaries, any of the properties of the Company or its Subsidiaries, and to examine the books of account and records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors, officers, management employees, accountants, legal counsel and investment bankers of such entities. SWHY, BlueFocus, Bertelsmann, Sumitomo, SSG I ,SSG II and Igomax, as the case may be, shall protect and keep confidential all confidential information of the Company obtained in exercising its inspection rights under this Section 8.2 except to the extent that (i) disclosure is required in accordance with applicable Law, (ii) information becomes publicly available other than due to breach of this obligation by either of SWHY, BlueFocus, Bertelsmann, Sumitomo, SSG I , SSG II or Igomax, or (iii) the holder obtains information independent of its exercise of its inspection rights under this Section 8.2 from sources which are not in breach of any confidentiality agreement(s).

8.3 Termination of Information and Inspection Rights. The rights and covenants set forth in:

(A) Section 8.1 shall terminate and be of no further force or effect upon the earlier occurrence of (i) the closing of the Qualified IPO, (ii) the consummation of a Liquidating Transaction or (iii) the consummation of a Non-Liquidation M&A.

(B) Section 8.2 shall terminate and be of no further force or effect upon the earlier occurrence of (i) the closing of the Qualified IPO or (ii) the consummation of a Liquidating Transaction or (iii) the consummation of a Non-Liquidation M&A or (iv) (in respect of BlueFocus only) BlueFocus holding less than 161,767 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), (in respect of Bertelsmann only) Bertelsmann holding less than 112,200 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), (in respect of Sumitomo only) Sumitomo holding less than 109,407 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), (in respect of SSG I only) SSG I holding less than 58,776 SSG Ordinary Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events) and (in respect of SSG II only) SSG II holding less than 79,959 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events).

9.	Election of Directors.

9.1 Board of Directors and Observers; Voting Agreement.

(i) From and after the date hereof, the Company shall have a Board consisting of six (6) directors, of which, (a) for so long as it continues to hold no less than 808,835 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), BlueFocus shall have the right but not the obligation to designate one (1) Director (“Series D Director”); (b) for so long as it continues to hold no less than 448,801 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), Bertelsmann shall have the right but not the obligation to designate one (1) Director (the “Series B Director”); (c) for so long as it continue to hold no less than 437,629 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), Sumitomo shall have the right but not the obligation to designate one (1) Director (the “Series A Director”); (d) the holders of a majority of the then outstanding Ordinary Shares (excluding any Ordinary Shares issued or issuable upon conversion of Preference Shares), voting separately as a single class, have the right but not the obligation to designate three (3) Directors (the “Ordinary Directors”), of which, for so long as either (x) SSG I holds all the SSG I Ordinary Shares (as adjusted for share dividends, splits, combinations, recapitalisations or similar events) or (y) SSG II or its Affiliates, in the aggregate, hold no less than 399,796 Series C Preference Shares (as adjusted for share dividends, splits, combinations, recapitalisations or similar events), SSG I and SSG II shall have the collective right to designate one (1) out of the three (3) Ordinary Directors (the “SSG Director”); and notwithstanding any other provision in this Agreement, for so long as Igomax continues to hold no less than 5% of the Igomax Shares (as adjusted for share dividends, splits, combinations, recapitalisations or similar events), (x) Igomax shall have the right but not the obligation to designate one (1) out of the three (3) Ordinary Directors (the “OptAim Director”), and (y) the OptAim Director shall not be removed without the prior written consent of Igomax. Subject to applicable law and listing rules, the right to appoint the OptAim Director by Igomax shall survive the closing of a Qualified IPO.

(ii) At each election of the directors of the Board, each holder of Shares shall vote at any meeting of members of the Company, such number of Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Shares to keep the size of the Board at six (6) directors and in addition (a) as may be necessary to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to this Section 9.1 and (b) against any nominees not designated pursuant to this Section 9.1. The Series A Director shall initially be Mr. Genichiro Higaki, the Series B Director shall initially be Annabelle Long, the Series D Director shall initially be Anmin Pan, the Ordinary Shares Directors shall initially be Mr. Hsieh, Wing Hong Sammy, Mr. Antares Au (who shall be the initial SSG Director) and Mr. Ng, Yau Ping, and the OptAim Director shall initially be TANG, Jian. Notwithstanding anything to the contrary in this Agreement, and without limiting any of the rights of the Parties hereto, each of the Parties acknowledges that the Chairman and chief executive officer of the Company and each Group Company shall initially be Mr. Hsieh, Wing Hong Sammy, and the general manager of the Company shall be appointed by the Founders and confirmed by the Board.

(iii) Any Person or group of Persons entitled to designate any individual to be elected as a director of the Board pursuant to this Section 9.1 shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each holder of Shares agrees to always vote such holder’s respective Shares in support of the principle that a director to the Board designated pursuant to this Section 9.1 shall be removed from the Board with or without cause only upon the vote or written consent of the shareholders entitled to designate such director pursuant to Section 9.1, and each such holder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 9.1, the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 9.1, as the director whose seat was vacated.

(iv) Any director not elected in the manner provided in sub-paragraphs (i), (ii), or (iii) shall be elected by the members of the Company at a general meeting, with holders of Preference Shares and Ordinary Shares voting together on an as-converted basis and not as separate classes.

(v) For so long as (a) Bertelsmann holds no less than 448,801 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), (b) Sumitomo hold no less than 437,629 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), (c) SSG I holds all of the SSG I Ordinary Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events) or SSG II or any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with SSG II, in the aggregate, hold no less than 399,796 Series C Preference Shares (as adjusted for share dividends, splits, combinations, recapitalisations or similar events), (iv) BlueFocus holds no less than 808,835 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), and (v) SWHY holds any Shares, each of (i) Bertelsmann, (ii) Sumitomo, (iii) SSG I or SSG II (but not both of them) and (iv) BlueFocus, and (v) SWHY shall be entitled to designate one (1) observer to attend all meetings and receive all notices and materials of the Board or of any committee of the Board in a non-voting observer capacity.

9.2 Alternates. Subject to applicable Law, each of the Series D Director, the Series B Director, the Series A Director and the SSG Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

9.3 Establishment of Audit Committee. Unless already established, the Company shall promptly establish and maintain an Audit Committee consisting of four (4) directors, none of whom shall be an employee of the Company or any of its Subsidiaries (the “Audit Committee”). Each of (i) the Series A Investor (as a group), (ii) the Series B Investors (as a group), (iii) the Series C Investor and SSG I (as a group) and (iv) the Series D Investor shall have the right, but not the obligation, to designate one (1) director each as a member of each and every committee of the Board, including without limitation the Audit Committee provided that such Investor(s) has the rights to appoint a director in accordance with Section 9.1. The Audit Committee shall select the auditors of the Company and approve the scope of the Company’s annual audit, and shall have such other powers and authorities as the Board shall delegate to it.

9.4 D&O Insurance. At any time prior to the closing of any Liquidating Transaction or Qualified IPO, the Company shall, upon request of the Series D Director, the Series A Director, the Series B Director or the SSG Director, purchase, and thereafter shall maintain, directors’ and officers’ insurance on commercially reasonable and customary terms approved by a majority of the Board, including the Series D Director, the Series B Director, the Series A Director and the SSG Director, in relation to any person who is or was a director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the Person and incurred by the Person in that capacity. The Memorandum and Articles shall at all times provide that the Company shall indemnify the members of the Board to the maximum extent permitted by the Law of the jurisdiction in which the Company is organized.

9.5 Amendment. So long as a Person, or group of Persons, holds the requisite number of Shares to be entitled to designate a director under Section 9.1(i), the right of such Person or group of Persons to designate a director under Section 9.1(i) may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of such Person, or the holders of a majority of the voting power of such group of Persons, respectively.

9.6 Board Meetings. The Company shall hold no less than one (1) Board meeting during each fiscal quarter unless otherwise approved by 2/3 of the members of the Board, including the Series D Director, the Series A Director and Series B Director. A quorum for a Board meeting shall consist of four (4) directors, including the Series A Director, the Series B Director, the Series D Director and the SSG Director. If the Series D Director, the SSG Director, Series A Director or the Series B Director is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting shall be adjourned for 48 hours later to the same time and place or to such other day, time or such other place as the Directors present may determine, and if at the adjourned meeting, the Series D Director, the SSG Director, the Series A Director or the Series B Director is not present within half an hour from the time scheduled for the adjourned meeting, the Directors present shall form the quorum. The Company shall promptly reimburse each member of the Board of Directors that participates in or attends Board and/or committee meetings for all reasonable, documented expenses incurred in connection with such participation or attendance, including without limitation round-trip travel and lodging and/or long-distance telephone charges. Notices and agenda of every meeting of the Board shall be given in accordance with Article 29.5 of the Memorandum and Articles.

9.7 Covenants. The Company agrees to use its reasonable best efforts to ensure that the rights granted hereunder are effective and that the Parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s reasonable best efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

9.8 Termination. This Section 9 shall terminate on the earlier of (i) the closing of the Qualified IPO, (ii) the consummation of a Liquidating Transaction and (iii) the consummation of a Non-Liquidation M&A.

10.	Protective Provisions

10.1 Approval of Series A Preference Shares, Series B Preference Shares, Series D Preference Shares. For so long as Bertelsmann, Sumitomo and BlueFocus respectively holds no less than 448,801 Shares, 437,629 Shares and 808,835 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), in addition to any other vote or consent required elsewhere in the Memorandum and Articles or by applicable Law, the Company shall not, and Members of the Company shall procure that the Company and each of its Subsidiaries shall not (directly or by amendment, merger, consolidation, amalgamation, scheme of arrangement or otherwise) take any of the following actions (other than those in connection with a Non-Liquidation M&A) without the prior vote or written consent of the holders of at least 50% of the then outstanding Series D Preference Shares, the holders of at least 50% of the then outstanding Series B Preference Shares and the holders of at least 50% of the then outstanding Series A Preference Shares, each voting separately as a single class.

(a) to liquidate, dissolve or wind up the affairs of the Company, or effect any Liquidating Transaction;

(b) to amend, alter, or repeal any provision of the Memorandum and Articles;

(c) to create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preference Shares, the Series B Preference Shares or the Series D Preference Shares, or increase the authorized number of shares of the Series A Preference Shares, the Series B Preference Shares or the Series D Preference Shares or do any act which has the effect of diluting or reducing the effective shareholding of the holders of the Series A Preference Shares, the Series B Preference Shares or the Series D Preference Shares, provided that, no vote or written consent under this Section shall be required from the Holders of Series D Shares before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual Amount (if any) in accordance with in the Memorandum and Articles after July 1, 2015;

(d) to create, or issue of any debenture or any obligation convertible into, any securities convertible into, any option to purchase or subscribe for, or warrants exercisable for, Shares of the Company (other than grant stock options to employees or consultant as ESOP pursuant to this Agreement);

(e) to purchase or redeem or pay any dividend on any capital stock prior to the Series A Preference Shares, the Series B Preference Shares or the Series D Preference Shares (other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost), provided that, no vote or written consent under this Section shall be required from the Holders of Series D Shares before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual Amount (if any) in accordance with the Memorandum and Articles after July 1, 2015;

(f) to create or authorize the creation of any debt security (other than equipment leases or bank lines of credit) unless such debt security has received the prior approval of the Board, including the approval of the Series A Director, the Series B Director and the Series D Director;

(g) to increase or decrease the size of the Board;

(h) to approve any change in the business scope or activities of the Company;

(i) to take actions subject to other protective provisions to be set forth in the definitive agreements in connection with the Series A financing, the Series B financing or the Series D financing;

(j) to approve and change any compensation package of the management of the Company, including but not limited to the chief executive officer, general manager, and any other key employee; and

(k) to agree or undertake to do any of the foregoing.

10.1A Approval of Series C Preference Shares. For so long as SSG II holds no less than 399,796 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), in addition to any other vote or consent required elsewhere in the Memorandum and Articles or by applicable Law, the Company shall not, and Members of the Company shall procure that the Company and each of its Subsidiaries shall not take any of the following actions (other than those in connection with an Non-Liquidation M&A) without the prior vote or written consent of the holders of at least 50% of the then outstanding Series C Preference Shares:

(a) to liquidate, dissolve or wind up the affairs of the Company, or effect any Liquidating Transaction;

(b) to amend, alter, or repeal any provision of the Memorandum and Articles,

(c) to increase or decrease the size of the Board; and

(d) to agree or undertake to do any of the foregoing.

10.1B Approval of Series E Preference Shares. For so long as SWHY holds any Shares, in addition to any other vote or consent required elsewhere in this Agreement and in the Memorandum and Articles or by applicable Law, the Company shall not, and Members of the Company shall procure that the Company and each of its Subsidiaries shall not take any of the following actions (other than those in connection with an Non-Liquidation M&A) without the prior affirmative vote or written consent of the holders of at least 50% of the then outstanding Series E Preference Shares:

(a) to liquidate, dissolve or wind up the affairs of the Company, or effect any Liquidating Transaction;

(b) to amend, alter, or repeal any provision of the Memorandum and Articles;

(c) to create, or issue of any debenture or any obligation convertible into, any securities convertible into, any option to purchase or subscribe for, or warrants exercisable for, Shares of the Company (other than grant stock options to employees or consultant as ESOP pursuant to this Agreement);

(d) to purchase or redeem or pay any dividend on any capital stock prior to the Series A Preference Shares, the Series B Preference Shares, the Series D Preference Shares or the Series E Preference Shares (other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost);

(e) to create or authorize the creation of any debt security (other than equipment leases or bank lines of credit) unless such debt security has received the prior approval of the Board, including the approval of the Series A Director, the Series B Director and the Series D Director;

(f) to increase or decrease the size of the Board;

(g) to approve any change in the business scope or activities of the Company;

(h) to take actions subject to other protective provisions to be set forth in the definitive agreements in connection with the Series E financing; and

(i) to agree or undertake to do any of the foregoing.

10.2 Approval by the Board. For so long as any Series A Preference Shares, Series Preference B Shares or Series D Preference Shares remain outstanding and Bertelsmann, Sumitomo and BlueFocus respectively holds no less than 448,801 Shares, 437,629 Shares and 808,835 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), the Company shall not take any of the following actions (other than those in connection with a Non-Liquidation M&A) without 2/3 consent of the Board, including consent by the Series A Director, the Series B Director and the Series D Director:

(a) to adopt or amend the Memorandum and Articles or similar constitutive documents of any of the Group Companies, provided that, no vote or written consent under this Section shall be required from the Series D Director before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual Amount (if any) in accordance with the Memorandum and Articles after July 1, 2015;

(b) to make any filing with respect to any of the Group Companies for the appointment of a receiver, administrator or other form of external manager for the winding up, liquidation, bankruptcy or insolvency of any of the Group Companies, or the passing of any resolution in respect of the same or any other forms of voluntary liquidation, dissolution or winding up of any of the Group Companies;

(c) to effect any merger, spin-off, consolidation, scheme of arrangement, reorganization or sale of all or substantially all of the assets of any of the Group Companies;

(d) to declare or pay any dividend by, or the making of any distribution on or with respect to the shares or any other share capital of, any of Group Companies;

(e) to make any increase or decrease in capital, or any purchase or redemption of any shares of any of Group Companies; provided that, no vote or written consent under this Section shall be required from the Series D Director before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual Amount (if any) in accordance with the Memorandum and Articles after July 1, 2015;

(f) to make any investment in excess of HK$3,000,000 (or its equivalent in other currency) in the aggregate in the same financial year or in any non-core business investments, or any acquisition of assets or equity interests inside or outside the PRC and Hong Kong SAR;

(g) to adopt annual budget, or any material change annual budget, or to engage in any new line of business of the Company or any of its subsidiaries;

(h) to appoint and remove the chief executive officer, the chief financial officer, general manager, legal representative, vice-president or any key employee of any Group Company;

(i) to appoint or change of the auditors of any of the Group Companies;

(j) to grant any indemnity or guarantee, security, or rights having similar or like economic effect over all or any part of the assets or rights of any of Group Company (or by any Founder of its equity interest in any Group Company), except for the purpose of securing borrowings from banks in the ordinary course of business not exceeding HK$3,000,000 in the aggregate (or its equivalent in other currency);

(k) to change in the business scope or activities of any of any Group Company;

(l) to adopt or amend any terms of, any of stock option or any bonus or profit sharing scheme;

(m) to authorize or incur any capital expenditure in excess of HK$5,000,000 for a single purchase or in aggregate more than HK$10,000,000 within the same financial year of the Company;

(n) to acquire or form any subsidiary or acquire the whole or any substantial part of the undertakings, assets or business of any other company or any entity or any entry into any joint venture or partnership with any other entity or any enter into any merger, consolidation or restructure;

(o) to enter into any contract, agreement or transaction between the Company or any Subsidiary and any of its directors, officers or shareholders (or their respective affiliates), including without limitation, any loans, credits, undertakings and benefits in favour of such persons and any amendment or termination of any contract, agreement or transaction previously approved by the Board or the holders of the Series A Preference Shares and the Series Preference B Shares;

(p) to sell or dispose of the whole or a substantial part of the good will or the assets of the Company and/or any Subsidiary;

(q) to amend or change the existing accounting policies or the financial year of the Company;

(r) to increase the aggregate compensation (including all benefits and bonus) of any of the five most highly compensated employees or officers of the Company and any Subsidiary by more than 50% in any twelve-month period;

(s) to borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business

(t) to sell, transfer, license, charge, encumber or otherwise dispose of all or substantially all of the trademarks, patents, copyrights or other intellectual property owned by the Company and/or Subsidiary;

(u) to transfer of any shares in the Company or any of its Subsidiaries; provided that, no vote or written consent under this Section shall be required from the Series D Director before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual amount (if any) in accordance with the Memorandum and Articles after July 1, 2015;

(v) to enter into any transaction outside of the Company’s ordinary course of business; and

(w) to agree or undertake to do any of the foregoing.

10.2A Approval by the OptAim Director. For so long as any Igomax Shares remain outstanding and Igomax holds no less than 5% of the Igomax Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), the Company shall not take any of the following actions without the consent by OptAim Director:

(a) to adopt or amend the Memorandum and Articles or similar constitutive documents of OptAim Ltd. and any of the OptAim Subsidiaries;

(b) to effect any merger, spin-off, consolidation, scheme of arrangement, reorganization or sale of all or substantially all of the assets of OptAim Ltd. and/or the OptAim Subsidiaries;

(c) to transfer any shares in OptAim Ltd. and/or the OptAim Subsidiaries or to sell, transfer, license, charge, encumber or otherwise dispose of all or substantially all of the trademarks, patents, copyrights or other intellectual property owned by OptAim Ltd. and/or the OptAim Subsidiaries;

(d) to adopt or amend or terminate any terms of, any of stock option or any bonus or profit sharing scheme, which are applied to the employees of OptAim Ltd. and/or the OptAim Subsidiaries;

(e) to adopt annual budget, or any material change annual budget, or to engage in any new line of business of OptAim Ltd. and any of the OptAim Subsidiaries;

(f) to grant any indemnity or guarantee, security, or rights having similar or like economic effect over all or any part of the assets or rights of OptAim Ltd. and any of the OptAim Subsidiaries, except for the purpose of securing borrowings from banks in the ordinary course of business not exceeding HK$3,000,000 in the aggregate (or its equivalent in other currency);

(g) to initiate the first firm commitment underwritten registered public offering by the Company which is not an Igomax QIPO;

(h) to remove TANG Jian from the chief executive officer and a director of OptAim Ltd. and any of the OptAim Subsidiaries; and

(i) to agree or undertake to do any of the foregoing.

10.3 The powers mandated to the Board of Directors in Section 10.2 above are irrevocably mandated by the holders of Shares of the Company to the Board of Directors and shall not be revoked or rescinded in any case unless with the consent of holders of at least a majority of all outstanding Ordinary Shares, holders of at least a majority of all outstanding Series A Preference Shares, holders of at least a majority of all outstanding Series B Preference Shares, holders of at least a majority of all outstanding Series C Preference Shares and holders of at least a majority of all outstanding Series D Preference Shares, each voting separately as a single class. Further, the powers mandated to the OptAim Director in Section 10.2A above are irrevocably mandated by the holders of Shares of the Company to the OptAim Director, and shall not be revoked or rescinded in any case unless with the consent of Igomax.

10.4 Subsidiaries. The protective provisions set forth in Section 10.1, Section 10.1A, Section 10.1B and Section 10.2 shall apply to all Subsidiaries and Controlled affiliates of the Company with respect to actions listed therein or any equivalent actions.

10.5 Adjustment Shares to Ordinary Investors.

(a) In the event of any issuance of any New Securities for a consideration per Ordinary Share (on an as-converted basis) based on the Company’s pre-money valuation to be less than US$308,400,000 (“Anti-dilution Trigger Valuation”), the existing holders of the Company’s Ordinary Shares (other than the Ordinary Investors, Zaffre, BAI and Igomax) shall transfer, at no cost, additional Ordinary Shares to the Ordinary Investors based on a broad-based weighted average calculation. Notwithstanding the foregoing, if any more favorable anti-dilution protection, including, without limitation, a lower Anti-dilution Trigger Valuation or favorable anti-dilution methodology, is provided to any holder of Equity Securities in the next equity financing of the Company, the Company/Founders shall grant the same rights or rights that result in the same economic benefits to Ordinary Investors with respect to the Ordinary Shares they first subscribed for then held by the Ordinary Investors.

(b) If, at any time, the Company provides to any holders of Ordinary Shares with rights, preferences or privileges that are more favorable to the rights, preferences or privileges granted to the Ordinary Investors, whether set out in the Company’s Memorandum and Articles and any amendments thereto, this Agreement, and any subsequent amendments, the Right of First Refusal Agreement, and any amendments thereto, or other similar agreements by or among the Company and its shareholders, the Company/Founders shall ensure that such equivalent rights, preferences and privileges be granted to the Ordinary Investors with respect to its Ordinary Shares they first subscribed for.

11.	Additional Agreements; Covenants.

11.1 Stock Option Plan.

(i) Save and except the up to 4,142,545 Ordinary Shares (as adjusted for share dividends, splits, combinations, recapitalizations or similar events) to be issued to employees or consultants of the Group pursuant to an equity incentive plan of the Company (the “ESOP”), which has been adopted by the Board of Directors and approved by the holders of voting Equity Securities of the Company, any grant of an award under the ESOP shall be subject to the approval by 2/3 of the members of the Board (including the Series D Director, the Series B Director and the Series A Director). The number of shares available for issuance under the ESOP shall not be increased (other than to reflect share dividends, splits, combinations, recapitalizations or similar events) without the written consent of the holders of a majority of the outstanding Series E Preference Shares, the holders of a majority of the outstanding Series D Preference Shares, the holders of a majority of the outstanding Series C Preference Shares, the holders of a majority of the outstanding Series B Preference Shares and the holders of a majority of the outstanding Series A Preference Shares.

(ii) All shares, options or other securities granted or issued under the ESOP shall be subject to a vesting schedule pursuant to which twenty-five percent (25%) of such shares or options shall vest on the one (1) year anniversary of such grant, with the remaining seventy-five percent (75%) to vest in equal monthly installments over the next thirty-six (36) months, unless otherwise approved by 2/3 of the members of the Board, including the Series D Director, the Series B Director and the Series A Director.

(iii) Upon the termination for any reason of the employment or similar arrangement of any employee, consultant, officer or director holding unvested shares, the Company or its assignee (to the extent permissible under Applicable Securities Laws qualifications) shall have the option to repurchase such unvested shares at a per share price equal to the lesser of the cost of such shares or the current fair market value of such shares as determined in good faith by the Board. There shall be no acceleration of the vesting of any shares or options or other securities granted or issued under the ESOP except upon approval by 2/3 of the members of the Board, including the Series D Director, the Series B Director and the Series A Director.

(iv) As a condition to the exercise of any option or other security granted or issued under the ESOP, the grantee exercising such option or other security, if applicable, shall be required to enter into the Right of First Refusal & Co-Sale Agreement as a Principal (as defined in the Right of First Refusal & Co-Sale Agreement) by executing a deed of adherence. Any attempt to exercise any option or other security granted or issued under the ESOP in contravention of this paragraph shall be null, void and without effect.

(v) The ESOP may contain any other provision not mentioned above as may from time to time be approved by 2/3 of the members of the Board, including the Series D Director, the Series B Director and the Series A Director.

(vi) Any option or other security granted or issued under the ESOP to the employees or consultants of OptAim Ltd. or any OptAim Subsidiary shall be solely proposed by the OptAim Director and approved by the Board in accordance with this Agreement and the Memorandum and Articles.

11.2 Compliance. The Company shall use its reasonable best efforts to cause any direct or indirect subsidiary or entity Controlled by the Company, including without limitation the Group Companies, whether now in existence or formed in the future, to comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, the Company shall not, and the Founders shall cause the Company not to, and the Company and the Founders shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a U.S. Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in the books and records of such Group Company.

11.3 Subsidiaries. All material aspects of the formation, maintenance and compliance of any direct or indirect Subsidiary or entity Controlled by the Company, whether now in existence or formed in the future, shall be subject to the review and approval by the Board of Directors (including the consent of the Series D Director, Series B Director and the Series A Director), and the Company shall promptly provide the Series A Investor, the Series B Investors, Series C Investor, the Series D Investor and the Series E Investor with copies of all material related documents and correspondence. Upon request of the Series A Director, the Series B Director, or the Series D Director, each Group Company and each Founder shall procure that the board of directors of each Group Company be designated in the same manner as the Board of Directors of the Company.

The Company and the Founders shall ensure that the board of directors of any of its Subsidiaries shall not have independent decision making power over their respective entities, and that the Company shall have sole decision making power over all business and affairs of any of its Subsidiaries.

11.4 PRC Matters.

(i) The Company and the Founders shall ensure that all filings and registrations with the relevant PRC Governmental Authorities required in respect of the Group Companies and the Founders, including the registrations with the Ministry of Commerce (or any predecessors), the State Administration for Industry and Commerce, the State Administration of Foreign Exchange (“SAFE”), tax bureau, customs authorities, telecommunication authorities, administration of industry and commerce authorities, internet supervision authorities and the local counter part of each of the aforementioned governmental authorities, as applicable, shall be duly completed in accordance with the relevant Laws.

(ii) If any holder of Shares of the Company, including, without limitation, Ordinary Shares and Preference Shares, or any other Equity Securities (each, a “Company Security Holder”) is a “Domestic Resident” as defined in Circular 37 issued by SAFE on July 4, 2014 (“Circular 37”) and is subject to the SAFE registration or reporting requirements under Circular 37, in each case as determined by the Board of Directors or counsel to the Company, the Company shall promptly obtain a power of attorney reasonably satisfactory to the majority of the Holders of the Series A Preference Shares, the Series B Preference Shares, the Series D Preference Shares and the Series E Preference Shares (voting together as a single class on an as-if-converted basis) from such Company Security Holder, and the Company shall cause the designated representative under such power of attorney to take such actions and execute such instruments on behalf of such Company Security Holder to comply with the applicable SAFE registration or reporting requirements under Circular 37 as determined in the sole discretion of the Board of Directors or counsel to the Company. The Company and any of its Subsidiaries shall fully comply with all applicable PRC Laws relating to the filing, registration and reporting to SAFE or any of its local branches with respect to any foreign exchange transactions, investments, changes or occurrence of significant events.

11.5 Insurance. The Company shall, at the discretion of the Board of Directors (including the affirmative consent of the Series D Director, the Series B Director and the Series A Director), procure and maintain in effect, policies of insurance with respect to its properties and business of the kinds and in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, engaged in international operations, and with operations in the PRC.

11.6 Controls. The Company will maintain the books and records of the Company, and will prepare its unaudited and audited financial statements, in accordance with U.S. GAAP and in accordance with sound business practices. The Company shall, and shall cause the Group Companies to, maintain an adequate system of procedures and controls with respect to finance, management, and accounting that is in accordance with sound business practices and is reasonably satisfactory to the Holders of a majority of the Series A Preference Shares, the Holders of a majority of the Series B Preference Shares, the Holders of a majority of the Series C Preference Shares, the Holders of a majority of the Series D Preference Share and the Holders of a majority of the Series E Preference Shares,, respectively. The Company shall, and shall cause the Group Companies to, adopt and maintain a treasury policy, accounting policy and fiscal policy reasonably satisfactory to the Holders of a majority of the Series A Preference Shares, the Holders of a majority of the Series B Preference Shares, the Holders of a majority of the Series C Preference Shares, the Holders of a majority of the Series D Preference Shares and the Holders of a majority of the Series E Preference Shares,, respectively.

11.7 Compliance with Memorandum and Articles. Each Party to this Agreement shall take all such actions and shall do all such things, and each holder of Ordinary Share Equivalents that is a Party to this Agreement shall vote at any meeting of members of the Company, such number of Ordinary Share Equivalents (on an as-converted basis) as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Ordinary Share Equivalents (on an as-converted basis), to cause the Company to comply with the Memorandum and Articles, including but not limited to Section 6 (Protective Provisions), Section 7 (Put Option) and Section 4 (Redemption) of Schedule 1 thereto. In the event that the provisions of this Agreement conflict with any provision of the Memorandum and Articles, the provisions of this Agreement shall prevail as between the shareholders of the Company only, who hereby undertake to take such steps as may be necessary or desirable to amend the Memorandum and Articles to remove such conflict to the fullest extent permitted by Law.

11.8 Employment Matters. Unless otherwise determined by the Board of Directors (including the affirmative consent of the Series D Director, the Series B Director and the Series A Director), the Company shall (i) require all employees and consultants now or hereafter employed or retained by any Group Company to enter into a Confidential Information and Invention Assignment Agreement, requiring such Persons to protect and keep confidential each Group Company’s confidential information, intellectual property and trade secrets and requiring such Persons to assign all ownership rights in their work product to the Group Companies to the maximum extent permitted by applicable Law; and (ii) require the persons whose names are listed in Schedule H hereof to enter into a Non-compete and Non-solicitation Agreement, prohibiting such Persons from competing with the Group Companies during their tenures with any Group Company, and from completing with and soliciting the employees and consultants from the Group Companies for twenty-four (24) months after their tenures with any Group Company terminate.

11.9 De Facto Control. Except in connection with a Non-Liquidation M&A, the Control of the Company and the de facto controlling person of the Company shall remain unchanged prior to a Qualified IPO.

11.10 Termination. This Section 11 shall terminate on the earlier of (i) the closing of the Qualified IPO and (ii) the consummation of a Liquidating Transaction.

12.	Miscellaneous.

12.1 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

12.2 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Series A Investor, Series B Investor, Series C Investor, Series D Investor, Series E Investor, Ordinary Investor, Bertelsmann, Sumitomo, SSG I, SSG II , BlueFocus or Igomax hereunder (including, without limitation, registration rights) are assignable to any of its Affiliates, or in connection with the transfer (subject to Applicable Securities Laws and other Laws) of Equity Securities held by such Series A Investor, Series B Investor, Series C Investor, Series D Investor, Series E Investor, Ordinary Investor Bertelsmann, Sumitomo, SSG I, SSG II , BlueFocus or Igomax but only to the extent of such transfer, and any such transferee shall execute and deliver to the Company and the other parties hereto a deed of adherence becoming a Party to this Agreement, subject to the terms and conditions hereof. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties; provided that any Shareholder may assign its rights and obligations to an Affiliate or the ultimate beneficial owner of such Shareholder without consent of the other Parties.

12.3 Governing Law. This Agreement shall be governed by and construed under the Laws of the Hong Kong S.A.R., without regard to principles of conflict of laws thereunder.

12.4 Dispute Resolution.

(i) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(ii) If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(iii) The arbitration shall be conducted in the Hong Kong S.A.R. and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 12.5, including the provisions concerning the appointment of arbitrators, the provisions of this Section 12.5 shall prevail.

(iv) The arbitration proceedings shall be conducted in English. There shall be one (1) arbitrator. The Secretary General of the Centre shall select the arbitrator, who shall be qualified to practice law in the Hong Kong S.A.R.

(v) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(vi) The arbitrator shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive Laws of the Hong Kong, S.A.R. and shall not apply any other substantive Law.

(vii) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii) The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 12.5.

(a) In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(b) The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(c) If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 12.5); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(d) Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrator of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defence was raised for the purpose of applying any limitation period or any like rule or provision.

(e) The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 12.5 where such objections are based solely on the fact that consolidation of the same has occurred.

(ix) During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(x) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(xi) For the purposes of service and delivery of documents under arbitration, the Parties agrees that where any Party is a legal entity incorporated or registered outside of the Hong Kong S.A.R., the physical addresses in the Hong Kong S.A.R. provided by them for receiving notices as set out in this Agreement shall be the address which they shall serve and receive documents and delivery to such address shall constitute valid service and delivery to that Party.

12.5 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Agreement given in accordance with this Section 12.6). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

12.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

12.7 Rights Cumulative. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

12.8 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preference Shares, Series B Preference Shares, Series C Preference Shares, Series D Preference Shares or Series E Preference Shares after the date hereof, any purchaser of such shares of Series A Preference Shares, Series B Preference Shares, Series C Preference Shares, Series D Preference Shares or Series E Preference Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Series A Investor”, “Series B Investor”, “Series C Investor”, “Series D Investor”, “Series E Investor” as applicable, for all purposes hereunder. No action or consent by the Parties shall be required for such joinder to this Agreement by such additional Series A Investor, Series B Investor, Series C Investor, Series D Investor or Series E Investor, so long as such additional Series A Investor, Series B Investor, Series C Investor, Series D Investor or Series E Investor has agreed in writing to be bound by all of the obligations as a “Series A Investor”, “Series B Investor”, “Series C Investor”, “Series D Investor” or “Series E Investor”, as applicable, hereunder.

12.9 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

12.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (i) the Company, (ii) the Founders, (iii) the holders of a majority of the Series A Preference Shares, (iv) the holders of a majority of the Series B Preference Shares, (v) the holders of a majority of the Series C Preference Shares, (vi) the holders of a majority of the Series D Preference Shares (vii) SSG I, for so long as SSG I continues to hold all SSG I Ordinary Shares, (viii) Igomax, for so long as Igomax continues to hold at least 5% of the Igomax Shares, and (ix) the holders of a majority of the Series E Preference Shares (in the case of (iii), (iv), (v), (vi), (viii) and (ix), as adjusted for share dividends, splits, combinations, recapitalizations or similar events). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

12.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

12.14 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.15 Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise: (i) all accounting terms not otherwise defined herein have the meanings assigned under U.S. GAAP; (ii) the term “or” is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (v) the term “including” will be deemed to be followed by “, but not limited to,”; (vi) the masculine, feminine, and neuter genders will each be deemed to include the others; (vii) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (viii) the term “day” means “calendar day”; and (ix) all references to “US$” are to the currency of the United States of America (and, where applicable, shall be deemed to include reference to the equivalent amount in other currencies).

12.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.17 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior SHA, which shall be null and void and have no force or effect whatsoever as of the date hereof. The parties hereto that are parties to the Prior SHA hereby irrevocably waive any and all rights that they may have against any other party under the Prior SHA in exchange for their rights hereunder. After the execution and delivery of this Agreement, to the extent that there is any conflict between this Agreement and any provision of any other agreement, arrangement or understanding between the Company and any holder of equity securities of the Company, the terms and conditions of this Agreement shall prevail.

12.18 Aggregation of Stock. All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:	OPTIMIX MEDIA ASIA LIMITED

	By:	/s/ Wing Hong Sammy Hsieh
		Name:	Hsieh, Wing Hong Sammy
		Title:	Director

		Address:	1508 Prosperity Millennia Plaza
663 King’s Road, North Point
Hong Kong

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SERIES A INVESTOR, SERIES B INVESTORS, SERIES C INVESTOR, SERIES D INVESTOR AND SERIES E INVESTOR:

BERTELSMANN ASIA INVESTMENTS AG

By:	/s/ Erich Kalt /s/ Rose-Marie Mülli
	Name: Erich Kalt	Rose-Marie Mülli
Title: Authorized Signatories

Address:	Dammstr. 19, 6300 Zug, Switzerland

Copy to:	Bertelsmann China Corporate Center
2805 SK Tower
6A Jianguomenwai Avenue
Beijing 100022, China

Address in Hong Kong for service of documents:

Bertelsmann China Corporate Center

c/o	arvato digital services Hong Kong Ltd.
9 Dai Hei Street, Tai Po Industrial Estate
Tai Po, Hong Kong

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

SUMITOMO CORPORATION EQUITY ASIA LIMITED

By:	/s/ Hazumu Kakinoki
	Name:	Hazumu Kakinoki
	Title:	Managing Director

	Address:	Unit C3, 23/F, United Centre
95 Queensway, Admiralty
Hong Kong

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

SSG CAPITAL PARTNERS II, L.P.
acting through its general partner
SSG CAPITAL PARTNERS II GP, L.P. acting through its general partner
SSG CAPITAL PARTNERS II GPGP, LTD.

By:	/s/ William A Jones
Name: Mr William A Jones
Title: Director

	Address:	c/o SSG Capital Management (Hong Kong) Limited
Suite 6303, The Center
99 Queen’s Road Central
Central, Hong Kong

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

BLUEFOCUS INTERNATIONAL LIMITED

By:	/s/ Xiangji Zhang
Name: Xiangji Zhang
Title: Chief Financial Officer

	Address:	Flat/RM 1105 11/F
Lippo Center Tower 1
89 Queensway
Admiralty, Hong Kong

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

Shenwan Hongyuan Goldspring Fund I

By:	/s/ Juan Zheng
Name: Zheng Juan
Title: Authorized Signatory

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FOUNDERS:	HSIEH, WING HONG SAMMY

/s/ Wing Hong Sammy Hsieh
	ID Number:	K096776(9)
	Address:	Flat 23, 16th Floor, Fontana Gardens
Ka Ning Path, Causeway Bay
Hong Kong
	Email:	sammy.hsieh@i-click.com.hk

NG, YAU PING RICKY

/s/ Yau Ping Ricky Ng
	ID Number:	V029871 (9)
	Address:	Flat C1, 13th Floor, San Po Kong Mansions
San Po Kong, Hong Kong
	Email:	ricky.ng@i-click.com.hk

O&K INVESTMENT LTD.

By Chiraseivinu Praphand, Sunee its owner

/s/ Sunee Chiraseivinu Praphand
	Address:	Flat 23, 16th Floor, Fontana Gardens
Ka Ning Path, Causeway Bay
Hong Kong

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SHAREHOLDERS	VANGUARD FORCE LIMITED

	By:	/s/ Jimmy Chau
Name: Jimmy Chau
Title: Director
		Address:	c/o Unit 301, Danuan 1, Building 2,
Shuiduizi
Beili, Chaoyang District
Beijing, PRC 100026

Address in Hong Kong for service of documents:

SSG CAPITAL PARTNERS I, L.P. acting through its general partner
SSG CAPITAL PARTNERS I GP, L.P. acting through its general partner
SSG CAPITAL PARTNERS I GPGP, LTD.

	By:	/s/ William A Jones
		Name:	Mr William A Jones
		Title:	Director

		Address:	c/o SSG Capital Management (Hong Kong) Limited
Suite 4203, 42/F, Gloucester Tower, 15 Queen’s Road Central, Central, Hong Kong

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

MAESTRO INVESTMENT HOLDINGS LIMITED

By:	/s/ Ji Ping Liu
	Name:	Liu Ji Ping
	Title:	Director

Address:

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

ARDA HOLDINGS LIMITED

By:	/s/ Sammy Hsieh
	Name:	Sammy Hsieh
Title: Director

Address:

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

BIG TOOTH CORPORATION

By:	/s/ Robert Tran
	Name:	Robert Tran
Title: Director

Address:

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IGOMAX INC.

By:	/s/ Jian Tang
	Name:	TANG, Jian
	Title:	Director

Address: Geneva Place, Waterfront Drive, P.O. Box 3469, Road Town, Tortola, British Virgin Islands

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Jian Tang
TANG, Jian

[Signature Page to Fourth Amended and Restated Shareholders Agreement]

Schedule A

SERIES A INVESTOR

Sumitomo Corporation Equity Asia Limited, a limited liability company incorporated under the Laws of the Hong Kong S.A.R.

Schedule B

SERIES B INVESTORS

Bertelsmann Asia Investments AG, a company duly incorporated and existing under the Laws of Switzerland

Sumitomo Corporation Equity Asia Limited, a limited liability company incorporated under the Laws of the Hong Kong S.A.R.

Schedule C

SERIES C INVESTOR

SSG Capital Partners II, L.P., a limited liability partnership duly registered in the Cayman Islands

Schedule D

SERIES D INVESTOR

“BlueFocus” means BlueFocus International Limited, a limited corporation duly incorporated and existing under the Laws of Hong Kong

Schedule E

SERIES E INVESTOR

Shenwan Hongyuan Goldspring Fund I, a limited liability company duly registered in the Cayman Islands.

Schedule F

FOUNDERS

Mr. Hsieh Wing Hong Sammy, a Hong Kong citizen

Mr. Ng Yau Ping, a Hong Kong citizen

O&K Investment Ltd., a company duly incorporated and existing under the Laws of Hong Kong

Schedule G

SHAREHOLDERS

Vanguard Force Limited, a company duly incorporated and existing under the Laws of the British Virgin Islands

SSG Capital Partners I, L.P., a limited liability partnership duly registered in the Cayman Islands

Arda Holdings Limited, a company duly incorporated and existing under the Laws of the British Virgin Islands

Maestro Investment Holdings Ltd., a company duly incorporated and existing under the Laws of the British Virgin Islands

Big Tooth Corporation, a company duly incorporated and existing under the Laws of the British Virgin Islands

Igomax Inc., a company duly incorporated and existing under the Laws of the British Virgin Islands

Schedule H

PERSONS ENTERING INTO NON-COMPETE AND NON-SOLICITATION

Mr. Hsieh, Wing Hong Sammy

Mr. Ng, Yau Ping

Wong Pi Yan, Selina

Robert Tran

Tang, Jian

Lee, Yanshu

Tang, Min